UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 17, 2005

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-3492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

1401 McKinney, Suite 2400, Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

(713) 759-2600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01.      Entry into a Material Definitive Agreement.

On March 17, 2005, Halliburton and DII Industries, LLC Asbestos PI Trust amended the Stockholder Agreement between the parties. The amendment, among other things, permits the underwritten offering of Halliburton common stock owned by the Trust that is described in Item 8.01.

The Amendment to Stockholder Agreement is attached to this report as Exhibit 10.1.

Also on March 17, 2005, Halliburton and DII Industries, LLC Asbestos PI Trust, entered into an Underwriting Agreement with J.P. Morgan Securities Inc., Goldman, Sachs & Co., and Citigroup Global Markets Inc., as representatives of the underwriters named therein, pertaining to the underwritten offering of Halliburton common stock owned by the Trust that is described in Item 8.01.

The Underwriting Agreement is attached to this report as Exhibit 10.2.

Item 8.01.   Other Events.

Halliburton announced on March 17, 2005 that the underwritten offering by the DII Industries, LLC Asbestos PI Trust of all 59,500,000 shares of Halliburton's common stock held by the trust had priced at $42.50 per share. The offering is expected to close on March 23, 2005.

Item 9.01.   Financial Statements and Exhibits.

The exhibit listed below is filed herewith.

(c)     Exhibits.

10.1	Amendment to Stockholder Agreement dated March 17, 2005 between Halliburton Company and DII Industries, LLC Asbestos PI Trust.

10.2	Underwriting Agreement dated March 17, 2005 among Halliburton Company, DII Industries, LLC Asbestos PI Trust, J.P. Morgan Securities Inc., Goldman, Sachs & Co., and Citigroup Global Markets Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: March 18, 2005	By:	/s/ Margaret E. Carriere
Margaret E. Carriere
Vice President and Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

10.1	Amendment to Stockholder Agreement dated March 17, 2005 between Halliburton Company and DII Industries, LLC Asbestos PI Trust.
10.2	Underwriting Agreement dated March 17, 2005 among Halliburton Company, DII Industries, LLC Asbestos PI Trust, J.P. Morgan Securities Inc., Goldman, Sachs & Co., and Citigroup Global Markets, Inc.